Exhibit 99.1

Microbot Medical to Share Current Results of a Feasibility
Animal Study Utilizing the LIBERTY Robotic System

Results to be shared on August 17th during Needham’s Virtual Med Tech & Diagnostics Conference

HINGHAM, Mass., August 13, 2020 – At the upcoming Needham Virtual Med Tech & Diagnostics Conference, being held on Monday, August 17, 2020, Microbot Medical Inc. (Nasdaq: MBOT), will provide initial results of a feasibility animal study performed using the Company’s LIBERTY Robotic System.

Harel Gadot, CEO, President and Chairman along with other members of the management team are scheduled to conduct one-on-one meetings during the day. The investor presentation, which will highlight the initial results of the feasibility animal study, will be made available prior to the first meeting and accessed via the ‘Investors’ section, under ‘Presentation + Resources’ of the Company’s website at www.microbotmedical.com.

The Company’s LIBERTY robotic system, which was unveiled in January 2020, is the world first fully disposable robotic system which features a unique compact design; with the capability to be operated remotely, it is being designed to reduce radiation exposure as well as the physical strain to the physician. Incorporating the technology the Company acquired from CardioSert into the LIBERTY Robotic System, it has the potential to eliminate the use of multiple consumables through its “One & Done” capabilities.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC) and in the prospectus supplement related to the registered direct offering to be filed with the SEC, which are or will be available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754